EXHIBIT 10(c)

                       CONSENT OF JOSEPH P. DECRESCE, ESQ.

To Whom It May Concern:


       I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 8 to the Registration Statement on Form N-4 (File No. 333-95611) filed by PHL Variable Accumulation Account with the Securities and Exchange Commission under the Securities Act of 1933.



Very truly yours,



/s/ Joseph P. DeCresce
----------------------
Joseph P. DeCresce, Counsel
PHL Variable Insurance Company





Dated: May 30, 2003